Exhibit 10.3

CERTIFICATE OF MERGER
OF
SEQUIAM SPORTS, INC.
(a Delaware corporation)
WITH AND INTO
SEQUIAM BIOMETRICS, INC.
(a Florida corporation)

(Under Section 252 of the General
Corporation Law of the State of Delaware)

Sequiam Biometrics, Inc., a Florida corporation, hereby certifies that:

1.           The name and state of incorporation of each of the constituent corporations is as follows:

(a)           Sequiam Biometrics, Inc., a Florida corporation (“Acquiring Corporation”); and

(b)           Sequiam Sports, Inc., a Delaware corporation (“Target Corporation”).

2.           The Agreement and Plan of Merger (the “Agreement and Plan of Merger”), dated as of January 25, 2008, by and among Acquiring Corporation and Target Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 (and, with respect to Target Corporation by the written consent of its sole stockholder in accordance with Section 228) of the General Corporation Law of the State of Delaware.

3.           The name of the surviving corporation is SEQUIAM BIOMETRICS, INC.

4.           The merger shall be effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida.

5.           The certificate of incorporation of Acquiring Corporation as in effect immediately prior to the merger shall be, from and after the effective time of the merger, the certificate of incorporation of the Target Corporation.

6.           The executed Agreement and Plan of Merger is on file at the principal place of business of the Acquiring Corporation. The address of the principal place of business of the Acquiring Corporation is 300 Sunport Lane, Orlando, Florida 32809.

7.           A copy of the Agreement and Plan of Merger will be furnished by the Acquiring Corporation, on request and without cost, to any stockholder of any constituent corporation.

8.           Pursuant to Section 252(d) of the General Corporation Law of the State of Delaware, Acquiring Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for the enforcement of any obligation of Target Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in an appraisal proceeding pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings.  The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is as follows:

300 Sunport Lane
Orlando, Florida 32809

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the 28th day of January, 2008.

SEQUIAM BIOMETRICS, INC., a Florida corporation

By:______________________________________
     Nicholas VandenBrekel, President